Phunware Announces Second Quarter 2019 Financial Results
Continued MaaS Subscription Revenue Growth Accompanies Improved Net Loss per Share

AUSTIN, TX, August 13, 2019 (ORIGINAL: BUSINESS WIRE) - Phunware, Inc. (NASDAQ: PHUN) (the “Company”), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, today announced financial results for its second quarter ended June 30, 2019, and provided an update on recent business developments.

Second Quarter 2019 Financial Highlights

–	Net revenues totaled $5.5 million

–	Platform subscriptions and services revenue totaled $5.1 million, or 92% of net revenues

–	Multiple consecutive quarters of platform subscription and services revenue growth

–	Gross margin was 50.6%, compared to 78.4% for the same period in the prior year

–	Non-GAAP gross margin was 51.2%, compared to 47.2% a year ago

–	Net loss was ($3.1) million. Net loss per share was ($0.08), an improvement of 34% quarter-over-quarter sequentially

–	Non-GAAP adjusted EBITDA loss was ($2.4) million, a $1.2 million improvement year-over-year

“Our first half financial performance has provided a strong foundation for our growth strategies throughout the balance of the year and into 2020,” said Alan S. Knitowski, CEO and Co-Founder of Phunware. "Our SaaS, data and blockchain offerings for mobile uniquely position us to deliver true digital transformation for our customers, enabling 1:1 real-time interactions between consumers and brands in both the virtual and physical world alike.”

Recent Business Highlights and Announcements

•	Notable customer and partner wins:

▪	Closed Mount Sinai Health System Contract for MaaS Platform Licensing

▪	Closed Susan Miller’s Astrology Zone® Contract for MaaS Blockchain-Enabled Data Exchange and Mobile Loyalty Ecosystem

▪	Closed L&T Technology Services Partnership for Phunware-Enabled Corporate Campus Contract with Fortune 50 Company

▪	Closed Comport Partnership for Best-in-Class Mobile Patient Experience Offering

•	Awards and recognition:

▪	Joined the FTSE Russell 2000®, FTSE Russell 3000® and FTSE Russell Microcap® Indexes

▪	Rang the Opening Bell at the Nasdaq MarketSite in Times Square on July 12, 2019

▪	Awarded 2019 North America Company of the Year Award by Frost & Sullivan

▪	Recognized as Top 10 Indoor Positioning Solution Provider by CIO Applications

•	MaaS platform updates:

▪	Announced new Data and Knowledge Graph Products and launched Blockchain-Enabled Data Exchange and Mobile Loyalty Ecosystem

▪	Announced Dual Token Structure for the PhunCoin Security Token and the Phun Utility Token, along with the Sale of the Phun Utility Token to International Markets

▪	Partnered with Wave Financial for Initial Exchange Offerings and Listings of the Phun Utility Token

•	Phunware, PhunCoin and Phun Advisory Board appointments:

▪	Cambridge Analytica whistleblower: Brittany Kaiser, from Netflix documentary The Great Hack

▪	Koherent, Inc., Chief Executive Officer: Sean Koh

•	Conferences and events:

▪	Alan S. Knitowski, CEO and Co-Founder, presented at the Southern California Investment Forum (SCIF) in Las Vegas, Nevada

▪	Randall Crowder, COO, moderated the OPEX Exchange Conference Panel in Alexandria, Virginia

Audiocast and Presentation Information
A pre-recorded audiocast announcement will be made available today at 1:30pm Pacific / 3:30pm Central / 4:30pm Eastern discussing the Company’s financial results, product announcements and business highlights. The audiocast and investor presentation will be accessible on the Phunware Investor Relations website at http://investors.phunware.com/.

Safe Harbor Clause and Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Disclosure Information
Phunware uses the investor relations section on its website, https://www.phunware.com, as a means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor the investor relations section on Phunware’s website in addition to following Phunware’s press releases, SEC filings, and public conference calls and webcasts.
About Phunware, Inc.
Everything You Need to Succeed on Mobile - Transforming Digital Human Experience

Phunware, Inc. (NASDAQ: PHUN), is the pioneer of Multiscreen-as-a-Service (MaaS), an award-winning, fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & Phun) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with more than one billion active devices touching its platform each month. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://www.phunware.com, https://www.phuncoin.com, https://www.phuntoken.com, and follow @phunware, @phuncoin and @phuntoken on all social media platforms.

Financial Results

Phunware, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share information)

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets:
Current assets:
Cash	$248	$844
Accounts receivable, net	3,546	3,606
Prepaid expenses and other current assets	740	272
Total current assets	4,534	4,722

Property and equipment, net	36	66
Goodwill	25,817	25,821
Intangible assets, net	378	521
Deferred tax asset – long term	64	64
Restricted Cash	—	5,500
Other assets	187	187
Total assets	$31,016	$36,881

Liabilities, redeemable convertible preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	$9,083	$9,890
Accrued expenses	3,357	3,028
Deferred revenue	2,101	2,629
PhunCoin deposits	1,181	—
Factored receivables payable	1,775	2,434
Short term notes payable - related party	—	1,993
Total current liabilities	17,497	19,974

Convertible note payable	250	—
Deferred tax liability	64	64
Deferred revenue	5,048	5,622
Deferred rent	14	17
Total liabilities	22,873	25,677

Commitments and contingencies	—	—
Redeemable convertible preferred stock, $0.0001 par value	—	5,377

Stockholders’ equity
Common stock, $0.0001 par value	4	3
Additional paid in capital	125,854	118,062
Accumulated other comprehensive loss	(421)	(418)
Accumulated deficit	(117,294)	(111,820)
Total stockholders’ equity	8,143	5,827
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$31,016	$36,881

Phunware, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net revenues	$5,510	$14,185	$10,825	$19,165
Cost of revenues	2,722	3,069	5,339	5,936
Gross profit	2,788	11,116	5,486	13,229

Operating expenses:
Sales and marketing	665	1,414	1,389	3,332
General and administrative	3,970	3,318	7,945	7,807
Research and development	1,077	1,718	2,386	4,018
Total operating expenses	5,712	6,450	11,720	15,157
Operating (loss) income	(2,924)	4,666	(6,234)	(1,928)

Other income (expense):
Interest expense	(151)	(183)	(339)	(385)
Fair value adjustment for warrant liabilities	—	—	—	(54)
Impairment of digital currencies	—	(21)	—	(334)
Other income	13	10	17	9
Total other expense	(138)	(194)	(322)	(764)
(Loss) income before taxes	(3,062)	4,472	(6,556)	(2,692)
Income tax expense	(5)	—	(5)	—
Net (loss) income	(3,067)	4,472	(6,561)	(2,692)
Other comprehensive loss
Cumulative translation adjustment	(30)	(81)	(3)	(27)
Comprehensive (loss) income	$(3,097)	$4,391	$(6,564)	$(2,719)

Net (loss) income per share, basic	$(0.08)	$0.18	$(0.19)	$(0.11)
Net (loss) income per share, diluted	$(0.08)	$0.17	$(0.19)	$(0.11)

Weighted-average shares used to compute net (loss) income per share, basic	38,810	25,396	34,537	25,174
Weighted-average shares used to compute net (loss) income per share, diluted	38,810	26,164	34,537	25,174

Non-GAAP Financial Measures and Reconciliation

Adjusted Net Revenues and Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). It is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net revenues or net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted Net Revenues and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations include: (i) Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period, (ii) Adjusted Net Revenues and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations, and (iii) other companies in our industry may calculate Adjusted Net Revenues or Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations to Adjusted Net Revenues and Adjusted EBITDA by relying primarily on its GAAP results and using Adjusted Net Revenues and Adjusted EBITDA only for supplemental purposes. Adjusted Net Revenues and Adjusted EBITDA include adjustments for items that may not occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph help management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

Phunware, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Net revenues	$5,510	$14,185	$10,825	$19,165
Less: One-time revenue adjustments	—	(8,428)	—	(8,428)
Adjusted net revenues	5,510	5,757	10,825	10,737

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Net (loss) income	$(3,067)	$4,472	$(6,561)	$(2,692)
Add back: Depreciation and amortization	84	118	175	242
Add back: Interest expense	151	183	339	385
Less: Income tax benefit	5	—	5	—
EBITDA	(2,827)	4,773	(6,042)	(2,065)
Less: One-time revenue adjustments	—	(8,428)	—	(8,428)
Add Back: Stock-based compensation	416	62	427	211
Adjusted EBITDA	$(2,411)	$(3,593)	$(5,615)	$(10,282)

Phunware, Inc.
Supplemental Information
(In thousands)
(Unaudited)

	31-Mar-18	30-Jun-18	30-Sep-18	31-Dec-18	31-Mar-19	30-Jun-19
Platform subscriptions and services revenue	$4,004	$6,448	$4,349	$4,608	$4,821	$5,092
Less: One-time revenue adjustments	—	(2,106)	—	—	—	—
Adjusted platform subscriptions and services revenue	$4,004	$4,342	$4,349	$4,608	$4,821	$5,092

PR & Media Inquiries:
Brent Brightwell
bbrightwell@phunware.com
T: (512) 537-8301

Investor Relations:
Brendhan Botkin
bbotkin@phunware.com
T: (512) 394-6837